Exhibit 99.19

CONSENT OF PROSPECTIVE OFFICER

I, T. P. Smith, III, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ T. P. SMITH, III
T. P. Smith, III

Dated: September 1, 2005